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Exhibit 10.2

AMENDMENT

TO

EMPLOYMENT AGREEMENT

        This Amendment is made and entered into as of the 31st day of March, 2004, by and between Satcon Technology Corporation, a Delaware corporation (the "Company"), and David B. Eisenhaure (the "Executive").

        The following facts set forth the background to this Amendment:

          A.    The Company and the Executive entered into a Key Employee Agreement, dated as of July 1, 1992 (the "Agreement"). The Agreement has been automatically renewed in accordance with the terms of Section 2.1 thereof for two successive three year periods and will be automatically renewed for a third three year period unless either party gives notice of non-renewal pursuant to Section 2.1 on or prior to April 1, 2004.

          B.    The Company and the Executive desire to amend the Agreement to delete the provision for automatic renewal, retaining, however, the right of the Company to terminate the Agreement at any time pursuant to the terms of Section 2.2(a) or (b) thereof.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

        1.    Amendments.    The Agreement is hereby amended as follows:

          (a)   Section 2 of the Agreement is hereby amended by deleting Section 2.1 of the Agreement in its entirety and replacing it with the following:

      "[Intentionally omitted.]"

          (b)   Exhibit A to the Agreement is hereby amended by deleting therefrom the phrase "or this Employment Agreement is not renewed (without your consent),".

        2.    Effective Date.    This Amendment shall be effective as of the date set forth above. From and after the effective date hereof, each reference in the Agreement to "this Agreement," "hereto", "hereunder" or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreement as modified and amended by this Amendment.

        3.    Counterparts.    This Amendment may be executed in counterparts and by different parties hereto in separate counterparts each of which, when so executed and delivered, shall be deemed to be an original and all of which when taken together, shall constitute one and the same instrument.

        4.    No Other Modifications.    Except as otherwise expressly modified by the terms and provisions of this Amendment, the Agreement shall remain in full force and effect, and is hereby in all respects confirmed and ratified by the parties hereto; and, except as expressly provided herein, nothing in this Amendment will be construed as a waiver of any of the rights or obligations of the parties under the Agreement.

        IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment as of the date set forth above.

COMPANY:
SATCON TECHNOLOGY CORPORATION, a Delaware corporation
By:	/s/ Ralph M. Norwood
EXECUTIVE:
/s/ David B. Eisenhaure David B. Eisenhaure

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  Exhibit 10.2